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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Flowserve Corporation of our report dated February 18, 2000 except for Note 1 "Acquisition of Halliburton's Interest" and Note 16 for which the dates are September 12, 2000 and June 22, 2000, respectively, relating to the financial statements of Ingersoll-Dresser Pump Company, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Florham Park, NJ
September 25, 2000